UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ACTELIS NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

ACTELIS NETWORKS, INC.

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Meeting to be held on July 30, 2024, at 10:00 a.m. (Eastern Standard Time)

The Meeting to be held virtually at the following link: www.virtualshareholdermeeting.com/ASNS2024.

ACTELIS NETWORKS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 30, 2024

An annual meeting of stockholders (the “Annual Meeting”) of Actelis Networks, Inc. (“Actelis”, the “Company”, “we”, “us”, or “our”) will be held virtually on July 30, 2024, at 10:00 a.m. (Eastern Standard Time), virtually at the following link: www.virtualshareholdermeeting.com/ASNS2024, to consider the following proposals:

1.	To elect one Class II director to serve on our board of directors for a term of three years or until our 2027 Annual Meeting of Stockholders, for which Joseph Moscovitz is the nominee (“Proposal No. 1”);

2.	To ratify the appointment of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal No. 2”);

3.	To authorize for purposes of complying with NASDAQ listing rule 5635(D) the ability to issue shares of the Company’s common stock upon the exercise of our Common Stock warrants issued pursuant to the terms of a private placement financing transaction set forth in the Securities Purchase Agreement, dated December 17, 2023 (the “Purchase Agreement”) (“Proposal No. 3”)

4.	To approve the adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve Proposal No. 1, Proposal No. 2 and/or Proposal No. 3 (“Proposal No. 4”); and

5.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your board of directors recommends a vote “FOR” Proposal Nos. 1, 2, 3 and 4. The Company intends to mail the Proxy Statement and Proxy Card enclosed with this notice on or about June 25, 2024 to all stockholders entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on June 13, 2024 (the “Record Date”) will be entitled to attend and vote at the meeting. A list of all stockholders entitled to vote at the Annual Meeting will be available at the principal office of the Company during usual business hours, for examination by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof. Stockholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

By Order of the Board of Directors

/s/ Tuvia Barlev
Tuvia Barlev
Chairman of the Board of Directors June 25, 2024

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on July 30, 2024. The Proxy Statement is available at www.proxyvote.com.

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Actelis Networks, Inc.
4039 Clipper Court
Fremont, CA 94538
(510) 545-1045

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

July 30, 2024

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of the Company to be voted at the Annual Meeting of stockholders, which will be held on July 30, 2024, at 10:00 a.m. (Eastern Standard Time), virtually at the following link: www.virtualshareholdermeeting.com/ASNS2024, and at any postponements or adjournments thereof. The proxy materials will be mailed to stockholders on or about June 25, 2024.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company which will bear all costs associated with the mailing of this proxy statement and the solicitation of proxies.

RECORD DATE

Stockholders of record at the close of business on June 13, 2024, the Record Date, will be entitled to receive notice of, attend and vote at the meeting.

Why am I receiving these materials?

The Company has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Annual Meeting. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision.

What is included in these materials?

These materials include:

●	this Proxy Statement for the Annual Meeting;

●	the Proxy Card or voting instruction form for the Annual Meeting; and

●	the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

What is the Proxy Card?

The Proxy Card enables you to appoint Tuvia Barlev, our Chief Executive Officer, and Yoav Efron, our Chief Financial Officer and Deputy Executive Officer, as your representative at the Annual Meeting. By completing and returning a Proxy Card, you are authorizing each of Mr. Barlev and Mr. Efron, to vote your shares at the Annual Meeting in accordance with your instructions on the Proxy Card. This way, your shares will be voted whether or not you attend the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including (i) the election of one Class II director to serve on the Company’s board of directors for a term of three years until our 2027 Annual Meeting of Stockholders for which Joseph Moscovitz is the nominee (Proposal No. 1); (ii) the ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited (“PwC”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 2);  (iii) the approval of the ability to issue up to (A) 1,271,187 shares of our Common Stock upon the exercise of our Common Stock purchase warrants issued to an institutional Purchaser in a private transaction that closed on December 20, 2023 (the “Common Warrants”), and (B) 88,983 shares of our Common Stock upon the exercise of a Common Stock purchase warrant issued to designees of H.C. Wainwright & Co., LLC (the “Placement Agent”) as partial compensation for services in connection with the referenced transaction (the “Placement Agent Warrant”, and together with the Common Warrants, the “Warrants”) that may be equal to or exceed 20% of our Common Stock outstanding before such offering (Proposal No. 3); and (iv) the approval of the adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve Proposal No. 1, Proposal No. 2 and/or Proposal No. 3 (Proposal No. 4).

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of one third of the number of shares of common stock issued and outstanding on the Record Date will constitute a quorum permitting the meeting to conduct its business. As of the Record Date, there were 5,008,992 shares of the Company’s common stock issued and outstanding, each share entitled to one vote at the meeting. Thus, the presence of the holders of 1,669,648 shares of common stock will be required to establish a quorum. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If on the Record Date, your shares were registered directly in your name with our transfer agent, Vstock Transfer, LLC, you are considered a stockholder of record with respect to those shares, and the Notice of Annual Meeting and Proxy Statement was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the Proxy Card to us. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return a Proxy Card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name (non-Israeli brokerage firm, bank, broker-dealer, or other nominee holders)

If on the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting and Proxy Statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization.

How do I vote?

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions on your proxy card or voting instruction form (from your broker or other intermediary). There are three convenient ways of submitting your vote:

●	By Telephone or Internet – All record holders can vote by touchtone telephone from the United States using the toll free telephone number on the proxy card, or over the Internet, using the procedures and instructions described on the proxy card. “Street name” holders may vote by telephone or Internet if their bank, broker or other intermediary makes those methods available, in which case the bank, broker or other intermediary will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

●	In Person – All record holders may vote in person at the Annual Meeting. “Street name” holders may vote in person at the Annual Meeting if their bank, broker or other intermediary has furnished a legal proxy. If you are a “street name” holder and would like to vote your shares by proxy, you will need to ask your bank, broker or other intermediary to furnish you with an intermediary issued proxy. You will need to bring the intermediary issued proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares without an intermediary issued proxy. Note that a broker letter that identifies you as a stockholder is not the same as an intermediary issued proxy.

●	By Mail – You may vote by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided.

The board of directors has appointed Tuvia Barlev, our Chief Executive Officer, and Yoav Efron, our Chief Financial Officer and Deputy Chief Executive Officer, to serve as the proxies for the Annual Meeting.

If you complete and sign the proxy card but do not provide instructions for one or more of the proposals, then the designated proxies will or will not vote your shares as to those proposals, as described under “What happens if I do not give specific voting instructions?” below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” and complete the voting instruction form provided by your broker or other intermediary except with respect to one or more of the proposals, then, depending on the proposal(s), your broker may be unable to vote your shares with respect to those proposal(s). See “What is a broker non-vote?” above.

Even if you currently plan to attend the Annual Meeting, we recommend that you vote by telephone or Internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes.

What is a broker non-vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the board of directors. If a stockholder does not give timely customer direction to its broker or nominee with respect to a “non-routine” matter, the shares represented thereby (“broker non-votes”) cannot be voted by the broker or nominee, but will be counted in determining whether there is a quorum. Of the proposals described in this Proxy Statement, Proposal Nos. 1, 3 and, 4 are considered “non-routine” matters. Proposal No. 2 is considered a “routine” matter.

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, but cannot vote on non-routine matters.

What is the required vote for each proposal?

Proposal No. 1: The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. The proxies cannot be voted for a greater number of persons than one.

Proposal No. 2: The affirmative vote of a majority of the votes cast on the matter is required for the approval of Proposal No. 2. Stockholder ratification of the selection of PwC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 is not required by our Bylaws or other applicable legal requirement; however, our board is submitting the selection PwC, to stockholders for ratification as a matter of good corporate practice. In the event that the stockholders do not approve the selection of PwC, the audit committee will reconsider the appointment of the independent registered accounting firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Because this proposal is considered a “routine” matter under applicable stock exchange rules, we do not expect to receive any broker non-votes on this proposal.

Proposal No. 3: The affirmative vote of a majority of the votes cast on the matter is required for the approval of Proposal No. 3. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for or against the amendment and will not affect the outcome of the proposal.

Proposal No. 4: The affirmative vote of a majority of the votes cast on the matter is required for the approval of Proposal No. 4. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for or against the amendment and will not affect the outcome of the proposal.

What are the board’s recommendations?

The board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the board recommends a vote:

●	“FOR” the approval of Proposal No. 1;

●	“FOR” the approval of Proposal No. 2;

●	“FOR” the approval of Proposal No. 3;

●	“FOR” the approval of Proposal No 4;

With respect to any other matter that properly comes before the meeting, the proxy holder will vote as recommended by the board of directors or, if no recommendation is given, in his own discretion.

Dissenters’ Right of Appraisal

Holders of shares of our common stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation.

How are proxy materials delivered to households?

With respect to eligible stockholders who share a single address, we may send only one Notice or other Annual Meeting materials to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate notice or proxy statement in the future, he or she may contact Actelis Networks, Inc., 4039 Clipper Court, Fremont, CA 94538, Attention: Corporate Secretary or by calling us at +1 (510) 545-1045. Eligible stockholders of record receiving multiple copies of our Notice or other Annual Meeting materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary.

We hereby undertake to deliver promptly, upon written or oral request, a copy of Notice or other Annual Meeting materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the Corporate Secretary at the address or phone number set forth above.

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The members of our board of directors are classified into three classes with staggered three-year terms, as follows:

●	Class I, comprised of one director, Gideon Marks (with his term expiring at our 2026 annual meeting of stockholders);

●	Class II, comprised of one director, Joseph Moscovitz (with his term expiring at our 2027 Annual Meeting and who is the nominee for re-election); and

●	Class III, comprised of two directors, Dr. Israel Niv and Tuvia Barlev (with their terms expiring at our 2025 annual meeting of stockholders).

To preserve the classified board structure, a director elected by the board of directors to fill a vacancy holds office until the next election of the class for which such director has been chosen, and until that director’s successor has been elected and qualified or until his or her earlier death, resignation, retirement or removal.

Biographical and certain other information concerning the Company’s nominees for election to the board of directors and additional directors is set forth below. Except as indicated below, none of our directors is a director in any other reporting companies. We are not aware of any proceedings to which any of our directors, or any associate of any such director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

The following sets forth certain information with respect to each of our directors who are up for election or re-election at the Annual Meeting (Class II directors) and each additional director currently serving on our board of directors:

Name	Age	Class	Position(s)
Tuvia Barlev	62	Class III	Chief Executive Officer and Chairman

Dr. Israel Niv*	70	Class III	Director

Joseph Moscovitz*	69	Class II	Director

Gideon Marks*	69	Class I	Director

*	Independent, as that term is defined by the rules of the Nasdaq Stock Market.

Biography of Class II Director Nominee Subject to Re-election at the Annual Meeting

Joseph Moscovitz – Director

Mr. Moscovitz began serving on our board of directors following our IPO in May 2022. In November 2022, we engaged Mr. Moscovitz as a short term business development consultant to the Company. Mr. Moscovitz served as the Chief Strategy Officer at Telit Communications Plc from January 2019 through December 2021. Prior to that, Mr. Moscovitz served as Chief Executive Officer of Telit Automotive Solutions from December 2016 through December 2018 and President of Products and Solutions at Telit Plc from January 2011 through November 2016. Mr. Moscovitz was previously employed as Chief Executive Officer of Cell Data Ltd. and as Chief Executive Officer by Microkim Ltd. Mr. Moscovitz received his Bachelor of Science in Electrical Engineering from Technion-Israel Institute of Technology.

Biographies of Other Directors

Tuvia Barlev – Chief Executive Officer, Chairman of the Board, and Secretary

Mr. Barlev has served as our Chief Executive Officer and Secretary since January 2013 and as the Chairman of the board since 2010. Previously, Mr. Barlev founded our company in 1998 and served as the Chief Executive Officer until January 2010. Mr. Barlev is a seasoned serial entrepreneur with more than 25 years of experience in high-technology leadership in military, telecommunications, e-commerce, Big Data and clean energy. Prior to joining Actelis, he was head of the R&D organization at Teledata (acquired by ADC in 1998), a global supplier of advanced digital loop carrier (DLC) equipment from 1996 to 1998. Previously, Mr. Barlev served as a senior research officer with the Israeli government, and he was also founder, Chairman/Acting CEO at companies including Superfish Inc., a leading provider of visual search technology, from 2007 to 2015; Leyden Energy, a leading supplier of breakthrough battery technology from 2010 to 2012; Adyounet Inc., provider of advanced direct marketing services over the Web from 2006 to 2009; and SafePeak LTD., provider of hot data acceleration platform for Big Data across the cloud from 2011 to 2012. Mr. Barlev holds BSC and MSEE degrees from Tel Aviv University, both Summa Cum Laude.

Dr. Israel Niv – Director

Dr. Niv has served as a board member in our company since 2015. Dr. Niv also serves on the boards of directors of Palo Alto University, Dealsum, and Attolight AG, and is an advisor to the Silicom Ventures Investment Group. Dr. Niv previously served as Chairman of Femtronix Inc. and as General Manager of Opal Inc. (formerly traded on Nasdaq). Dr. Niv also founded Optonics, and served as CEO of DGC. Dr. Niv received a BSc in chemistry and a PhD in chemical physics from Ben-Gurion University of the Negev (Israel). Dr. Niv completed his postdoctoral work at the University of Southern California as a Weizmann Postdoctoral Fellow.

Gideon Marks – Director

Mr. Marks is a seasoned professional with over 35 years of experience in leading technology companies, specializing in financial, business, and corporate development roles. Mr. Marks has served as an advisory board member of Deepdub, Inc., a company specializing in dubbing and voice over localization, since July 2023, and as the co-founder of DogLog, an app that connects all aspects of a dog’s life in one app, since January 2018. In addition, Mr. Marks has served as a mentor for the Google for Startups Accelerator since January 2018. Mr. Marks’ previous experience includes taking three companies public on Nasdaq as their Chief Financial Officer (Lannet Data Communications Ltd., Radcom Ltd. (Nasdaq: RDCM), and Silicom Ltd. (Nasdaq: SILC)), and successfully leading four others to acquisitions as their Chief Financial Officer (Radnet Inc., RealTime Image, Ltd., Adamind Ltd., and Net Optics, Inc.). Mr. Marks holds a B.A. in Economics and an MBA Finance from Tel Aviv University in Israel.

Board Diversity Matrix

The table below provides certain information regarding the diversity of our board of directors as of the date of this annual report.

Board Diversity Matrix (As of June 13, 2024)

Total Number of Directors	4

	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	#	4	#	#
Part II: Demographic Background
African American or Black	#	#	#	#
Alaskan Native or Native American	#	#	#	#
Asian	#	#	#	#
Hispanic or Latinx	#	#	#	#
Native Hawaiian or Pacific Islander	#	#	#	#
White	#	4	#	#
Two or More Races or Ethnicities	#	#	#	#
LGBTQ+		#
Did Not Disclose Demographic Background		#

Family Relationships

There are no family relationships among any of our current or former directors or executive officers.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Board Meetings

The board met on 9 occasions during the fiscal year ended December 31, 2023. Each of the members of the board attended at least 80% of the meetings held by the board during the fiscal year ended December 31, 2023. None of our directors attended our 2023 annual meeting of stockholders.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage our directors to attend.

Committees of the Board

Audit Committee

Our audit committee is comprised of Dr. Israel Niv, Joseph Moscovitz, and Gideon Marks, with Gideon Marks serving as Chairperson. The audit committee is responsible for retaining and overseeing our independent registered public accounting firm, approving the services performed by our independent registered public accounting firm and reviewing our annual financial statements, accounting policies and our system of internal controls. The audit committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the audit committee’s composition and meetings. The audit committee charter is available on our website www.actelis.com.

The board of directors has determined that each member of the audit committee is “independent,” as that term is defined by applicable SEC rules. In addition, the board of directors has determined that each member of the audit committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market.

The board of directors has determined that Gideon Marks is an “audit committee financial expert” serving on its audit committee as the SEC has defined that term in Item 407 of Regulation S-K.

The audit committee met on four occasions during the fiscal year ended December 31, 2023. Each of the members of the audit committee attended at least 80% of the meetings held by the audit committee during the fiscal year ended December 31, 2023.

Compensation Committee

Our compensation committee consists of Dr. Israel Niv, Joseph Moscovitz, and Gideon Marks, with Dr. Israel Niv serving as Chairperson.

The compensation committee’s roles and responsibilities include making recommendations to the board of directors regarding the compensation for our executives, the role and performance of our executive officers, and appropriate compensation levels for our CEO, which are determined without the CEO present, and other executives. Our compensation committee also administers our 2015 Equity Incentive Plan. The compensation committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the compensation committee’s composition and meetings. The compensation committee charter is available on our website www.actelis.com.

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our compensation committee reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in light of those goals and objectives and determines and approves the compensation of our Chief Executive Officer based on such evaluation. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. Our compensation committee has the sole authority to determine our Chief Executive Officer’s compensation. In addition, our compensation committee, in consultation with our Chief Executive Officer, reviews and approves all compensation for other officers, including the directors. Our Chief Executive Officer and Chief Financial Officer also make compensation recommendations for our other executive officers and initially propose the performance objectives to the compensation committee.

The compensation committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies.

Our board of directors has determined that all three members of the compensation committee are “independent,” as that term is defined by the rules of the Nasdaq Stock Market.

The compensation committee met on three occasions during the fiscal year ended December 31, 2023. Each of the members of the compensation committee attended at least 80% of the meetings held by the compensation committee during the fiscal year ended December 31, 2023.

Nominations and Corporate Governance Committee

The members of the nominations and corporate governance committee are Dr. Israel Niv, Joseph Moscovitz, and Gideon Marks, with Joseph Moscovitz serving as Chairperson. The nominations and corporate governance committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the nominations and corporate governance committee’s composition and meetings. The nominations and corporate governance committee charter is available on our website www.actelis.com.

The nominations and corporate governance committee develops, recommends and oversees implementation of corporate governance principles for us and considers recommendations for director nominees. The nominations and corporate governance committee also considers stockholder recommendations for director nominees that are properly received in accordance with applicable rules and regulations of the SEC. Our stockholders that wish to nominate a director for election to the board of directors should follow the procedures set forth in our bylaws. See “When are Stockholder Proposals Due for the 2025 Annual Meeting?”

The nominations and corporate governance committee will consider persons identified by its members, management, stockholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that a candidate for nomination:

●	should be accomplished in his or her field and have a reputation, both personal and professional, that is consistent with our image and reputation;

●	should have relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise; and

●	should be of high moral and ethical character and would be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility.

The nominations and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominations and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board of directors members. The nominations and corporate governance committee will not distinguish between nominees recommended by stockholders and those recommended by other persons.

Our board of directors has determined that all three members of the nominations and corporate governance committee are “independent” as that term is defined by the rules of the Nasdaq Stock Market.

The nominations and corporate governance committee met on one occasion during the fiscal year ended December 31, 2023. Each of the members of the nominations and corporate governance committee attended the meeting held by the nominations and corporate governance committee during the fiscal year ended December 31, 2023.

Stockholder Communications with the Board of Directors

Historically, we have not provided a formal process related to stockholder communications with the board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders or other interested parties may communicate with any director by writing to them at Actelis Networks, Inc., 4039 Clipper Court, Fremont, CA 94538, Attention: Corporate Secretary.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all our employees. The text of the Code of Business Conduct and Ethics is publicly available on our website at www.actelis.com. Information contained on, or that can be accessed through, our website does not constitute a part of this report and is not incorporated by reference herein. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct and ethics that apply to our directors, principal executive and financial officers will be posted on the “Investors- Governance” section of our website at www.actelis.com or will be included in a Current Report on Form 8-K, which we will file within four business days following the date of the amendment or waiver.

Board Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while our board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our board assesses major risks facing our Company and options for their mitigation in order to promote our stockholders’ interests in the long-term health of our Company and our overall success and financial strength. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of our full board in the risk oversight process allows our board to assess management’s appetite for risk and also determine what constitutes an appropriate level of risk for our Company. Our board regularly includes agenda items at its meetings relating to its risk oversight role and meets with various members of management on a range of topics, including corporate governance and regulatory obligations, operations and significant transactions, risk management, insurance, pending and threatened litigation and significant commercial disputes.

While our board is ultimately responsible for risk oversight, various committees of our board oversee risk management in their respective areas and regularly report on their activities to our entire board. In particular, the audit committee has the primary responsibility for the oversight of financial risks facing our Company. The audit committee’s charter provides that it will discuss our major financial risk exposures and the steps we have taken to monitor and control such exposures. Our board has also delegated primary responsibility for the oversight of all executive compensation and our employee benefit programs to the compensation committee. The compensation committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our board’s leadership structure provides appropriate checks and balances against undue risk taking.

Anti-hedging Policy

Our insider trading policy prohibits directors, officers and other employees or contractors from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock at any time.

Director Compensation

The following table sets forth compensation information for our non-employee directors for the year ended December 31, 2023.

Name	Fees earned or paid in cash ($)	Option awards ($)	Total ($)
Dr. Israel Niv	19,000	-	19,000
Joseph Moscovitz	10,000	-	10,000
Dr. Naama Halevi-Davidov	19,000	-	19,000
Noemi Schmayer	19,000	-	19,000

Our board adopted a non-employee director compensation policy pursuant to which each of our directors who is not an employee or consultant of our company will be eligible to receive an annual cash retainer of $10,000 for his or her service on our board of directors and an annual cash retainer of $2,000 for his or her service on a committee of our board of directors, with the chairperson of each committee receiving an additional $3,000 annually. Additionally, following the IPO, as compensation for serving on the board, Dr. Naama Halevi-Davidov, Israel Niv, Noemi Schmayer and Joseph Moscovitz were each granted 2,500 RSUs, of which shall fully vest over 36 months, subject to each member’s continued service on the board. Furthermore, in connection with the IPO, on March 22, 2023, compensation committee of the board approved, and thereafter, on May 2, 2023, the entire board approved and ratified the annual issuance of RSUs worth $100,000 at their time of their grant to each of our members of the board, Dr. Naama Halevi-Davidov, Israel Niv, Noemi Schmayer and Joseph Moscovitz (the “Annual RSU Grants”). The Annual RSU Grants shall fully vest over 36 months, subject to each member’s continued service on the board, as compensation for serving on the board. Each Annual RSU Grant will be subject to their availability under the Plan. The members of the board did not receive any new grants of options during 2023.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE NAMED ABOVE UNTIL THE TERM OF SUCH DIRECTOR EXPIRES IN ACCORDANCE WITH HIS CLASS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF PWC AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

The audit committee has appointed PwC, independent public accountant, to audit our financial statements for the fiscal year ending December 31, 2024. The board proposes that the stockholders ratify this appointment. We expect that representatives of PwC will be either present or available via phone at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table sets forth the fees billed by PwC for each of our last two fiscal years for the categories of services indicated.

Fee category	2023	2022
Audit Fees	$255,938	$270,000
Audit – related fees	$39,463	$7,000
Tax fees	$15,571	$-
All other fees	$-	$-
Total fees	$310,972	$277,000

Audit Fees

PwC billed us audit fees in the aggregate amount of $255,938 and $270,000 for the years ended December 31, 2023 and 2022, respectively. These fees relate to the audit of our annual financial statements and the review of our interim quarterly financial statements.

Audit-Related Fees

PwC billed us audit-related fees in the aggregate amount of $39,463 and $7,000 for the year ended December 31, 2023 and 2022, respectively.

Tax Fees

PwC billed us tax fees in the aggregate amount of $15,571 and $0 for the year ended December 31, 2023 and 2022, respectively. These fees relate to professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

PwC did not bill us for any other fees for the year ended December 31, 2023 and 2022.

Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act of 2002, as amended, our audit committee charter requires the audit committee to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm, including the review and approval in advance of our independent registered public accounting firm’s annual engagement letter and the proposed fees contained therein. The audit committee has the ability to delegate the authority to pre-approve non-audit services to one or more designated members of the audit committee. If such authority is delegated, such delegated members of the audit committee must report to the full audit committee at the next audit committee meeting all items pre-approved by such delegated members. In the fiscal years ended December 31, 2023 and December 31, 2022 all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PwC AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

PROPOSAL NO. 3

A PROPOSAL TO APPROVE THE ABILITY TO ISSUE UP TO 1,360,170 SHARES OF COMMON STOCK UPON THE EXERCISE OF WARRANTS.

Background

The Private Placement

On December 17, 2023, we entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor in a private placement (the “Private Placement”) (i) 301,000 unregistered shares (the “Shares”) of common stock of the Company, $0.0001 par value (the “Common Stock”), (ii) 970,187 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 970,187 unregistered shares of Common Stock and (iii) warrants to purchase up to 1,271,187 unregistered shares of Common Stock (“Common Warrants”) for a purchase price of $1.18 per share of Common Stock and related Common Warrant or $1.1799 per Pre-Funded Warrant and related Common Warrant, for a total aggregate gross proceeds of approximately $1.5 million. As of the date hereof, the Pre-Funded Warrants were exercised in full.

The Private Placement closed on December 20, 2023, and on that date, we also issued the Placement Agent Warrant to designees of H.C. Wainwright & Co., LLC, as partial compensation for services rendered in connection with the Private Placement. The shares of Common Stock issuable upon exercise of the Purchase Warrants and Placement Agent Warrant are referred to as the “Warrant Shares.”

We are seeking stockholder approval for the ability to issue up to (i) 1,271,187 shares of our Common Stock upon the exercise of the Common Warrants and (ii) 88,983 shares of our Common Stock upon the exercise of the Placement Agent Warrants, that were issued in and in connection with the “Private Placement as contemplated by Nasdaq Listing Rules, that may be equal to or exceed 20% of our Common Stock outstanding before such offering.

The Common Warrants

The Common Warrants have an exercise price of $1.18 per share, are exercisable commencing on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the Common Warrants and expire five and one-half years following the issuance. Under the terms of the Common Warrants, the Investor may not exercise the warrants to the extent such exercise would cause the Investor, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or, at such Investor’s option upon issuance, 9.99%), of the Company’s then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised.

The Placement Agent Warrants

The Common Warrants have an exercise price of $1.475 per share, are exercisable commencing on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the Common Warrants and expire five and one-half years following the closing. Under the terms of the Common Warrants, the Investor may not exercise the warrants to the extent such exercise would cause the Investor, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or, at such Investor’s option upon issuance, 9.99%), of the Company’s then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised.

The Purchase Agreement

The Purchase Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature. The Purchase Agreement also provides that, subject to certain exceptions, until 60 days after the effective date of the registration statement to be filed in connection with private placement, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or file a registration statement other than one in connection with the Offering. The Purchase Agreement also provides that, subject to certain exceptions, for a period of six months following the effective date of the registration statement to be filed in connection with Offering, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a variable rate transaction, which generally includes any transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion price or exchange rate that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) enters into any agreement, whereby the Company may issue securities at a future determined price. The Company also agreed to seek approval from its shareholders within 90 days following the closing date of the Offering for the issuance of the shares issuable upon exercise of the Common Warrants.

Effect of the Issuance of the Warrants

The potential issuance of the Warrants and would result in an increase in the number of shares of common stock outstanding, and our stockholders would incur dilution of their percentage ownership to the extent that the holders thereof exercise their warrants.

Reasons for Nasdaq Stockholder Approval

Nasdaq Listing Rule 5635(d) – 20% Threshold

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) and trades under the ticker symbol “ASNS.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of the issuer prior to the offering. The issuance of the Common Warrants and Placement Agent Warrant under the Purchase Agreement, respectively, implicated Nasdaq Listing Rule 5635(d), which requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement for the transaction; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement for the transaction, which alone or together with sales by officers, directors or substantial shareholders of the company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

In order to comply with Nasdaq Listing Rule 5635(d), the Common Warrants and the Placement Agent Warrant are not exercisable until Shareholder Approval is obtained.

Potential Consequences if this Proposal is Not Approved

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Purchase Agreement, as the Private Placement has already been completed and the Warrants have already been issued. We are only asking for approval to allow the issuance of the shares underlying the Warrants upon exercise thereof.

The failure of our stockholders to approve this proposal will mean that: (i) we cannot permit the exercise of the Warrants and (ii) may incur substantial additional costs and expenses.

The Common Warrants and Placement Agent Warrant have initial exercise prices of $1.18 and $1.475 per share, respectively. Accordingly, we would realize an aggregate of up to approximately $1.6 million in gross proceeds if all the Warrants were exercised based on such value. If the Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

In addition, in connection with the Private Placement and the issuance of Warrants, we agreed to seek stockholder approval every 90 days until our stockholders approve the issuance of the shares underlying the Warrants. We are required to seek such approval until such time as none of the Warrants are outstanding which could result in us seeking such approval every 90 days for five and a half years. The costs and expenses associated with seeking such approval could materially adversely impact our ability to fund our operations and advance the clinical trials, regulatory approvals for, and commercialization of our products and product candidates.

Potential Adverse Effects of the Approval of this Proposal

If this proposal is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of shares of Common Stock upon exercise of the Warrants. Assuming the full exercise of the Warrants, an aggregate of 1,360,170 additional shares of Common Stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock.

Further Information

The terms of the Purchase Agreement are only briefly summarized above. For further information, please refer to the forms of the Purchase Agreement and Warrants, which were filed with the SEC as exhibits to our Current Report on Form 8-K, filed with the SEC on December 20, 2023 and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A PROPOSAL TO APPROVE THE ABILITY TO ISSUE UP TO (A) 1,271,187 SHARES OF OUR COMMON STOCK UPON THE EXERCISE OF OUR COMMON STOCK PURCHASE WARRANTS ISSUED TO AN INSTITUTIONAL PURCHASER IN A PRIVATE TRANSACTION THAT CLOSED ON DECEMBER 20, 2023, AND (B) 88,983 SHARES OF OUR COMMON STOCK UPON THE EXERCISE OF A COMMON STOCK PURCHASE WARRANT ISSUED TO DESIGNEES OF H.C. WAINWRIGHT & CO., LLC AS PARTIAL COMPENSATION FOR SERVICES IN CONNECTION WITH THE REFERENCED TRANSACTION, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D).

PROPOSAL NO. 4

APPROVAL OF THE ADJOURNMENT

The Company is asking stockholders to approve, if necessary, adjournment of the Annual Meeting to solicit additional proxies in favor of the Director Appointment, the Auditor Appointment, and/or the Nasdaq listing rule 5635(d) share issuance authorization. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Vote Required

The affirmative vote of a majority of the voting power present or represented by proxy is required to approve the Adjournment proposal. Abstentions represent the voting power present under the Company’s amended and restated bylaws, and accordingly will have the same effect as a vote “AGAINST” the outcome of this Proposal No. 4.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 4:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR the ADJOURNMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of June 11, 2024 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Name of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Percentage(2)

Tuvia Barlev	178,829	(3)	3.6%
Yoav Efron	14,410	(4)	*
Eyal Aharon	603	(5)	*
Brett Harrison	1,667	(6)	*
Michal Winkler-Solomon	5,383	(7)	*
Hemi Kabir	284	(8)	*
Israel Niv	68,472	(9)	1.4%
Elad Domanovitz	4,134	(10)	*
Joseph Moscovitz	1,666	(11)	*
Yaron Altit	-		-
Gideon Marks	-		-
All executive officers and directors as a group (11 persons)	275,448		5.5%
5% Stockholders
Armistice Capital Master Fund, Ltd.(12)	272,000	(13)	5.40	%(13)

*	Less than 1%

(1)	Unless otherwise noted, the business address of the following entities or individuals is 4039 Clipper Court, Fremont, CA 94538.
(2)	The calculation in this column is based upon 5,008,992 shares of common stock outstanding on June 11, 2024. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of June 11, 2024 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.
(3)	Consists of (i) 161,539 shares of common stock held by Mr. Barlev and (ii) 8,325 shares of common stock issuable upon the vesting of RSUs issued to Mr. Barlev, and 8,965 shares of common stock purchased under a 10-b5 plan.
(4)	Consists of (i) 323 shares of common stock held by Mr. Efron; (ii) 12,421 shares of common stock issuable upon the exercise of options and (iii) 1,666 RSUs.
(5)	Includes 603 shares of common stock issuable upon the exercise of options.
(6)	Includes 1,667 of RSUs.
(7)	Includes (i) 4,116 shares of common stock issuable upon the exercise of options and (ii) 1,267 RSUs.
(8)	Includes 284 shares of common stock issuable upon the exercise of options.
(9)	Consists of (i) 45,856 shares of common stock held by The Niv Family Trust, for which the Reporting Person and his spouse serve as trustees; (ii) 13,939 shares of common stock held by Sharon Hava Niv 2015 Family Trust for which Mr. Niv and his spouse serve as trustee; (iii) 7,011 shares of common stock issuable upon the exercise of options; and (iv) 1,666 RSUs.
(10)	Includes 4,134 shares of common stock issuable upon the exercise of options.
(11)	Includes 1,666 shares of common stock issuable upon the exercise of options.
(12)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Investor; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The business address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.
(13)	Represents 272,000 shares of common stock. Does not include (i) 1,271,187 shares of common stock issuable upon the exercise of warrants issued in December 2023 and (ii) 1,999,340 shares of common stock issuable upon the exercise of warrants issued in June 2024. All of these warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restrict the Master Fund from exercising that portion of the warrants that would result in the Master Fund and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth certain information about our executive officers:

Name	Age	Position
Tuvia Barlev	62	Chief Executive Officer and Chairman
Yoav Efron	55	Chief Financial Officer and Deputy Chief Executive Officer
Yaron Altit	54	Executive Vice President, International Sales

Tuvia Barlev – Chief Executive Officer and Chairman

Mr. Barlev’s biography is listed under Proposal No. 1—Election of Directors.

Yoav Efron – Chief Financial Officer and Deputy Chief Executive Officer

Mr. Efron has served as our Chief Financial Officer since January 2018, and as our Deputy Chief Executive Officer since May 2024. Mr. Efron is responsible for all financial aspects of our business and for strategy, as well as Information Technology and Human Resources. Prior to joining Actelis, Mr. Efron was the CFO of TriPlay Inc. and eMusic Inc., a B2C cloud media services company, from 2012 to 2017. From 2010 to 2014, Mr. Efron was an entrepreneur in energy efficiency, and from 1998 through 2010 worked at Avaya Inc., a Fortune 500 telecommunications company in various executive financial roles including Finance Director. Mr. Efron earned his bachelor’s degree in economics and management from the Hebrew University of Jerusalem.

Yaron Altit – Executive Vice President, International Sales

Mr. Altit has served as our Vice President of International Sales since June 2017. Prior to joining us, Mr. Altit was self-employed from 2013 to 2017. Mr. Altit brings more than 25 years of experience to his position as Actelis’ Executive Vice President International Sales business unit, including vast experience in sales management positions in the Telecom, Datacom, and control plane industries. In his role, Mr. Altit is responsible for all EMEA & APAC regions customer-facing functions, including sales, customer support, pre-sale engineering, business development and regional marketing. Mr. Altit held executive positions in several telecommunication companies, including management of Sales, Customer Support and Business Development at Schema, where he was the General Manager of EMEA Business unit. Previously, Mr. Altit held top sales management positions at Mindspeed Technologies. Mr. Altit was responsible for European and International sales at T-Soft (now Cramer Systems, an Amdocs OSS division). Mr. Altit studied towards a B.A. in Economics and Accounting at the Ramat Gan College.

Summary Compensation Table

The following sets forth the compensation paid by us to our named executive officers, during the years ended December 31, 2023 and December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Tuvia Barlev	2023	298,000	163,000	-	-	13,834	475,885
Chief Executive Officer and Chairman	2022	250,000	125,000	500,000	-	11,603	886,603

Yoav Efron	2023	183,727	36,500	-	-	16,337	236,564
Chief Financial Officer and Deputy Chief Executive Officer	2022	172,614	85,000	100,000	-	26,934	384,548

Yaron Altit	2023	132,381	62,790	11,760	-	21,584	228,515
Executive Vice President, International Sales	2022	121,850	82,865	3,840	-	20,885	229,440

All Other Compensation Table

The “All Other Compensation” amounts set forth in the Summary Compensation Table above consist of the following:

Name	Year	Automobile- Related Expenses ($)	Manager’s Insurance* ($)	Education Fund* ($)	Other social benefits** ($)	Total ($)
Tuvia Barlev	2023	-	-	-	13,834	13,834
	2022	-	-	-	11,603	11,603

Yoav Efron	2023	-	-	3,094	13,243	16,337
	2022	-	-	4,887	22,047	26,934

Yaron Altit	2023	-	-	5,038	16,546	21,584
	2022	-	-	6,570	14,315	20,885

*	Manager’s insurance and education funds are customary benefits provided to employees based in Israel. Manager’s insurance is a combination of severance savings (in accordance with Israeli law), defined contribution tax-qualified pension savings and disability insurance premiums. An education fund is a savings fund of pre-tax contributions to be used after a specified period of time for educational or other permitted purposes.
**	Other social benefits for 2023 and 2022 for all named individuals includes tax payments in respect of social benefits.

Agreements with Named Executive Officers

We have entered into written employment agreements with our executive officers. All of these agreements contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law.

Chief Executive Officer

Employment Agreement with Mr. Tuvia Barlev

On February 15, 2015, we entered into an at-will employment agreement with Mr. Tuvia Barlev, which remains in effect as of the date of this Annual Report.

In May 2022, the Company approved an increase to Mr. Barlev’s salary, effective upon completion of the IPO, to $300,000 with performance bonuses of an additional $260,000. In addition, Mr. Barlev received a bonus of $125,000 following the IPO and is entitled annually to receive $500,000 of RSUs under the Company’s 2015 Plan. For the fiscal year of 2023, Mr. Barlev was not granted these RSUs.

In May 2023, the Company approved an increase to Mr. Barlev’s salary to $330,000, effective as of April 1,2023. In addition, Mr. Barlev was granted an additional 27,500 RSUs, and a $163,801 bonus for 2022. However, Mr. Barlev decided not to apply his approved salary increase. In addition, in September 2023 the board indefinitely delayed the grant of 27,500 RSUs to Mr. Barlev.

Mr. Barlev’s employment agreement provides that that he will be entitled to severance if we terminate his employment without “Cause” (as defined in the employment agreement), if he terminates his employment for “Good Reason” (as defined in the employment agreement), or following his death or permanent disability. In any event in which Mr. Barlev is entitled to severance pursuant to these provisions, we shall continue to pay Mr. Barlev his then-in-effect base salary and provide benefit continuation at our expense for a period of nine months from the date of termination of employment. Any severance payable to Mr. Barlev shall be payable in equal instalments in the same manner and in our regular payroll cycle as other salaried executive employees are paid.

Consultant Agreement with Barlev Enterprises Inc.

In February 2015, we entered into a consulting agreement with Barlev Enterprises Inc., a company owned by Mr. Tuvia Barlev, our Chief Executive Officer, and his wife, Nurit Barlev (the “Barlev Consulting Agreement”). Pursuant to the Barlev Consulting Agreement, Barlev Enterprises Inc. provides services to us as an independent contractor and receives a monthly retainer of $2,083 for these services. The Barlev Consulting Agreement contains provisions regarding noncompetition, non-solicitation, confidentiality of information and assignment of inventions. The enforceability of the noncompetition covenants is subject to certain limitations. The Barlev Consulting Agreement will continue to be in full force and effect unless otherwise terminated in accordance with its terms. The Barlev Consulting Agreement may be terminated by either party, with or without cause, at any time upon six (6) months advance written notice to the other party. This agreement was terminated following the IPO.

Promissory Note with Tuvia Barlev

On February 20, 2015, we made a loan to our Chief Executive Officer, Mr. Tulia Barlev, in the principal amount of $106,290, which loan was evidenced by a secured, nonnegotiable promissory note (the “Barlev Note”). In April 2022, we entered into a Securities Purchase and Loan Repayment Agreement with Mr. Barlev, pursuant to which Mr. Barlev sold to the Company 27,699 shares for a purchase price equal to $4.55 per share for an aggregate purchase consideration of $126,023 (the “Purchase Consideration”). In lieu of paying Mr. Barlev the Purchase Consideration for the shares in cash, the Purchase Consideration was used to repay in full the outstanding loan amount and accrued interest owed to the Company by Mr. Barlev, and the Barlev Note was terminated.

Chief Financial Officer

Employment Agreements with Mr. Yoav Efron

In December 2017, we entered into an at will employment agreement with our Chief Financial Officer, Mr. Yoav Efron, and he entered into another, separate, at will employment agreement with our subsidiary. Both of these agreements remain in effect as of the date of this Annual Report.

In May 2022, the Company approved an increase to Mr. Efron’s salary, effective upon completion of the IPO, to $187,000 through both employment agreements with performance bonuses of an additional $50,000. In addition, Mr. Efron received a one-time $85,000 bonus upon completion of the IPO and is entitled annually to receive $100,000 of RSUs. For the fiscal year of 2023, Mr. Efron was not granted these RSUs.

In May 2023, the Company approved an increase to Mr. Efron’s salary to $205,000, effective as of April 1, 2023. In addition, Mr. Efron was granted an additional 5,500 RSUs, and a $36,500 bonus for 2022. However, Mr. Efron decided not to apply his approved salary increase. In addition, in September 2023 the board indefinitely delayed the above mentioned grant of 5,500 RSUs to Mr. Efron.

Mr. Efron’s employment agreements provide that that he will be entitled to severance if we terminate his employment without “Cause” (as defined in the employment agreements), if he terminates his employment for “Good Reason” (as defined in the employment agreements), we shall continue to pay Mr. Efron his then-in-effect base salary and provide benefit continuation at our expense for a period of nine months from the date of termination of employment following an acquisition of Actelis. Any severance payable to Mr. Efron shall be payable in equal instalments in the same manner and in our regular payroll cycle as other salaried executive employees are paid.

Effective May 9, 2024, Mr. Efron, has been promoted to Deputy Chief Executive Officer, in addition to his current position as Chief Financial Officer.

Executive Vice President, International Sales

Employment Agreement, as amended, with Mr. Yaron Altit

On June 19, 2017, we entered into an at-will employment agreement with Mr. Yaron Altit, which remains in effect as of the date of this Annual Report. On April 2023, the Company approved an increase to Mr. Altit’s salary, effective March 1, 2023, to a monthly salary of NIS 42,000. Additionally, Mr. Altit will receive 4,000 RSU pending board approval.

Mr. Altit’s employment agreement may be terminated by either party by providing written notice to the other party at least 90 days in advance. Should Mr. Altit resign without giving prior notice, the Company may withhold any owed amounts, including salary, equivalent to the salary he would have been entitled to receive had he been employed during the notice period.

The Company may terminate Mr. Altit’s employment agreement without the need for prior notice, if such termination is for “good cause,” as defined in the employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding options held by each of our named executive officers that were outstanding as of December 31, 2023.

	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Equity incentive plan awards: Number of Unearned Shares that Have Not Vested		Equity incentive plan awards: Market Value of Unearned Shares, That Have Not Vested
Tuvia Barlev – Chief Executive Officer and Chairman	-		-		$-	-	4,167	(1)	$4,667

Yoav Efron – Chief Financial Officer	10,700	(2)	-		$1.058	02/08/2028	-		-
	1,630		544	(3)	$13.616	05/27/2031	-		-
	-		-		$-	-	834	(4)	$934

Yaron Altit – Executive Vice President, International Sales	5,255	(5)	-		$1.058	06/08/2027	-		-
	5,445	(6)	-		$1.058	05/08/2028	-		-
	-		-		$-	-	533	(7)	$597
	-		-		$-	-	4,000	(8)	$4,480

(1)	The RSUs vests annually in three equal tranches, with the first tranche vesting on May 17, 2023, the second tranche vested on May 17, 2024, and the last tranche vesting on May 17, 2025.

(2)	This option grant was vested in full on December 7, 2021.

(3)	25% of these options vested on May 27, 2022, with the remaining 75% vesting monthly thereafter.

(4)	The RSUs vests annually in three equal tranches, with the first tranche vesting on May 17, 2023, the second tranche vested on May 17, 2024, and the last tranche vesting on May 17, 2025

(5)	This option grant was vested in full on June 12, 2021.

(6)	This option grant was vested in full on February 1, 2022.

(7)	The RSUs vests annually in three equal tranches, with the first tranche vesting on September 29, 2023, the second tranche vested on September 29, 2024, and the last tranche vesting on September 29, 2025.

(8)	The RSUs vests annually in three equal tranches, with the first tranche vested on June 14, 2024, the second tranche vesting on June 14, 2025, and the last tranche vesting on June 14, 2026.

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), and the SEC. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on these reviews and discussions, the audit committee has recommended to the board that the audited financial statements be included in our Form 10-K for the year ended December 31, 2023.

Gideon Marks
Dr. Israel Niv
Joseph Moscovitz

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than the compensation agreements and other arrangements described under “Executive Compensation” and the transactions described below, since January 1, 2023, we did not participate in any transaction, and we are not currently participating in any proposed transaction, or series of transactions, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

Services Agreement with Ram Vromen

On December 27, 2021, we entered into a service agreement with Dr. Ram Vromen, our former director (the “Vromen Services Agreement”). Under the terms of the Vromen Services Agreement, Dr. Vromen provides services to us as an independent contractor. The services include advising us and aiding in fundraising, assisting with presentations and providing follow-up, negotiating deals, legal assistance. We agreed to pay the outstanding amount for unpaid services rendered by Dr. Vromen during the period between February 15, 2015, and ending on December 31, 2019, of $197,500 plus VAT (the “Outstanding Fees”). Pursuant to the Vromen Services Agreement, Dr. Vromen will also be entitled to additional fees in the amount of $150,000, plus VAT as follows: Dr. Vromen will receive (1) $100,000 upon the earlier to occur of (i) the closing of a financing round by us of at least $2.0 million and (ii) achievement of at least $3.0 million in EBITDA as reported by us, which fee was paid to Dr. Vromen in January 2022 following the closing of our private placement, and (2) $50,000 upon the earlier to occur of (i) the closing of a financing round by us of at least $4.0 million and (ii) achievement of at least $3.0 million in EBITDA as reported by us. In the event that we reach the second of the milestones set forth above and Dr. Vromen is entitled to receive such additional fees, then we will pay to Dr. Vromen all of the Outstanding Fees, together with the payment of such additional fees, provided that we may pay any and all of the Outstanding Fees in several installments over a period not to exceed twenty-four (24) months from achievement of the applicable milestone.

Employment Agreements

We have entered into written employment agreements with each of our executive officers. These agreements generally provide for notice periods of varying duration for termination of the agreement by us or by the relevant executive officer, during which time the executive officer will continue to receive base salary and benefits. We have also entered into customary non-competition, confidentiality of information and ownership of inventions arrangements with our executive officers. However, the enforceability of the noncompetition provisions may be limited under applicable law.

Options

Since our inception we have granted options to purchase our common stock to our officers and directors. Such option agreements may contain acceleration provisions upon certain merger, acquisition, or change of control transactions.

Restricted Stock Grants

Since our inception we have granted restricted share awards under our 2015 Equity Incentive Plan to Directors, officers, consultants and employees The restricted shares shall vest over a three-year period.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceedings against them as to which they could be indemnified. We also maintain an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Director Independence

See “Nominees for Director” above for a discussion regarding the independence of the members of our board of directors.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

To be considered for inclusion in the proxy statement relating to our 2025 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than 120 days prior to the date that is one year from this year’s mailing date. To be considered for presentation at the 2025 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than the close of business on the 150th day nor later than the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s Annual Meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock. If the 2025 Annual Meeting is held more than 30 days before or after the first anniversary of the date of the 2024 Annual Meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2025 Annual Meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. Proposals that are not received in a timely manner will not be voted on at the 2025 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.

Proposals should be addressed to:

Actelis Networks, Inc.

4039 Clipper Court

Fremont, CA 94538

(510) 545-1045

You may propose director candidates for consideration by the Board’s Corporate Governance and Nominating Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary at our principal executive offices within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2023 is being delivered with this proxy statement. Any person who was a beneficial owner of our ordinary shares on the Record Date may request a copy of our Annual Report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting an Annual Report as a stockholder of Actelis at such date. Requests should be directed in writing to Actelis Networks, Inc., 4039 Clipper Court, Fremont, CA 94538, Attention: Corporate Secretary or by calling us at +1 (510) 545-1045, Attention: Corporate Secretary. Our Annual Report, as well as other company reports, are also available on the SEC’s website (www.sec.gov).

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to 4039 Clipper Court, Fremont, California 94538, Attention: Tuvia Barlev, Chief Executive Officer.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

SCAN TO VIEW MATERIALS & VOTE

ACTELIS NETWORKS, INC.
4039 CLIPPER COURT
FREMONT, CA 9458

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/29/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the meeting - Go to www.virtualshareholdermeeting.com/ASNS2024
You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/29/2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Class II Director

Nominees

	For	Withhold
1A Joseph Moscovitz	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000648694_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement are available at www.proxyvote.com

ACTELIS NETWORKS, INC.
Annual Meeting of Shareholders
July 30, 2024 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Yoav Efron and Tuvia Barlev, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ACTELIS NETWORKS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, EST on 7/30/2024, virtually at www.virtualshareholdermeeting.com/ASNS2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000648694_2 R1.0.0.6